UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): July 22, 2022
GETTY IMAGES HOLDINGS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware	001-41453	87-3764229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 5th Ave S. Suite 400 Seattle, WA	98104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 925-5000
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GETY	New York Stock Exchange
Warrants	GETY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Closing of the Business Combination

On July 22, 2022 (the “Closing Date”), Getty Images Holdings, Inc. (“we,” “us,” “our,” “New CCNB” or the “Company”), formerly known as Vector Holding, LLC, consummated the transactions contemplated by that certain Business Combination Agreement, dated December 9, 2021 (the “Business Combination Agreement” and the consummation of such contemplated transactions, the “Closing”), by and among CC Neuberger Principal Holdings II, a Cayman Islands exempted company (“CCNB”), the Company (at such time, Vector Holding, LLC, a Delaware limited liability company and wholly-owned subsidiary of CCNB), Vector Domestication Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of New CCNB (“Domestication Merger Sub”), Vector Merger Sub 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CCNB (“G Merger Sub 1”), Vector Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CCNB (“G Merger Sub 2”), Griffey Global Holdings, Inc., a Delaware corporation (“Getty Images”), and solely for limited purposes expressly set forth therein, Griffey Investors, L.P., a Delaware limited liability company (the “Partnership”). Reference to “New CCNB” relates to the Company before the consummation of the Business Combination and references to the “Company,” “we”, or analogous terms below relate to the Company after the consummation of the Business Combination, unless, in each case, otherwise specifically indicated or the context otherwise requires. Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the Company’s proxy statement/prospectus statement dated June 30, 2022 (the “Proxy Statement”), and filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 1, 2022.

Pursuant to the Business Combination Agreement, on the day prior to the Closing Date, New CCNB statutorily converted from a Delaware limited liability company to a Delaware corporation (the “Statutory Conversion”). Effective as of 12:01 a.m. Eastern Time on the Closing Date, CCNB merged with and into Domestication Merger Sub, with Domestication Merger Sub surviving the merger as a wholly-owned direct subsidiary of New CCNB (the “Domestication Merger”). Following the Domestication Merger on the Closing Date, G Merger Sub 1 merged with and into Getty Images, with Getty Images surviving the merger as an indirect wholly-owned subsidiary of New CCNB (the “First Getty Merger”). Immediately after the First Getty Merger, Getty Images merged with and into G Merger Sub 2 with G Merger Sub 2 surviving the merger as an indirect wholly-owned subsidiary of New CCNB (the “Second Getty Merger” and together with the First Getty Merger, the “Getty Mergers” and, together with the Statutory Conversion and the Domestication Merger, the “Business Combination”).

Under the terms of the Business Combination Agreement, the aggregate consideration paid in the Business Combination was derived from an aggregate transaction equity value of $2,912,000,000, apportioned between cash and Class A common stock, par value $0.0001 per share (“Company Class A Common Stock”), as more specifically set forth therein (and which account for the value of Getty Images’ vested options). In addition to the consideration paid at Closing, the Company will issue to equityholders and employees of Getty Images an aggregate of up to 65,000,000 shares of Company Class A Common Stock, issuable upon and subject to the occurrence of the applicable vesting events, as more specifically set forth therein.  Each option to purchase shares of the Company (whether vested or unvested) was converted into a comparable option to purchase Company Class A Common Stock, pursuant to a market-based equity incentive plan prepared by CCNB and New CCNB and adopted by New CCNB on July 21, 2022, following the Statutory Conversion.

Closing of the Sponsor Side Letter

Pursuant to that certain letter agreement, dated as of December 9, 2021, entered into by the Sponsor, the Independent Directors (as defined therein), CC NB Sponsor 2 Holdings LLC, a Delaware limited liability company (“CC Holdings”), Neuberger Berman Opportunistic Capital Solutions Master Fund LP, a Cayman Islands exempted limited partnership (“NBOKS”), CCNB, New CCNB, and Getty Images (the “Sponsor Side Letter”) (a) in connection with the Domestication Merger, each Founder Share (as defined therein) was automatically converted into the right to receive one share of New CCNB Pre-Closing Class B Common Stock, (b) in accordance with the New CCNB Pre-Closing Certificate of Incorporation, at the Closing, the shares of New CCNB Pre-Closing Class B Common Stock automatically converted into shares of New CCNB Class A Common Stock (the “Automatic Conversion”), and (c) in lieu of the Automatic Conversion, at the Closing simultaneously with the filing of the New CCNB Post-Closing Certificate of Incorporation, in accordance with the terms of the Sponsor Side Letter, (i) each share of New CCNB Pre-Closing Class B Common Stock held by a “Sponsor Party” (as defined therein) listed on Schedule I thereto under the heading “Class B Conversion Shares” automatically converted into one share of New CCNB Class A Common Stock, (ii) each share of New CCNB Pre-Closing Class B Common Stock held by a Sponsor Party listed on Schedule I hereto under the heading “Series B-1 Earn-Out Shares” automatically converted into one share of New CCNB Series B-1 Common Stock and (iii) each share of New CCNB Pre-Closing Class B Common Stock held by a Sponsor Party listed on Schedule I hereto under the heading “Series B-2 Earn-Out Shares” automatically converted into one share of New CCNB Series B-2 Common Stock (the shares of New CCNB Series B-2 Common Stock together with the shares of New CCNB Series B-1 Common Stock, the “Restricted Sponsor Shares”). All such Restricted Sponsor Shares are restricted shares that are subject to certain performance-based conversion events and upon the occurrence of a B-1 Vesting Event or a B-2 Vesting Event. The Restricted Sponsor Share will accrue and be entitled to a dividend declared if, as and when, if any, by the New CCNB Board in respect of a share of New CCNB Series B-1 Common Stock or a share of New CCNB Series B-2 Common Stock pursuant to and in accordance with the New CCNB Post-Closing Certificate of Incorporation. Any Restricted Sponsor Shares that have not converted into shares of New CCNB Class A Common Stock by the tenth anniversary of the Closing, as applicable, will be automatically forfeited, and any accrued dividends will be forfeited in connection therewith.

Closing of PIPE Financing

As previously announced, concurrent with the execution of the Business Combination Agreement, CCNB and New CCNB entered into Subscription Agreements (the “PIPE Subscription Agreements”) with CC Neuberger Principal Holdings II Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) and Getty Investments L.L.C. (“Getty Investments”). Additionally, on December 28, 2021, CCNB and New CCNB entered into the Permitted Equity Subscription Agreement with Multiply Group (the “Permitted Equity Subscription Agreement”). On July 22, 2022, Getty Investments entered into an additional subscription agreement with New CCNB (the “Additional Getty Subscription Agreement”). Pursuant to the PIPE Subscription Agreements, the Permitted Equity Subscription Agreement and the Additional Getty Subscription Agreement, on the Closing Date, the Sponsor, Getty Investments and Multiply Group subscribed for and purchased, and CCNB and the Company issued and sold to such investors, an aggregate of 36,000,000 New CCNB Class A Common Shares for a purchase price of $10.00 per share, for aggregate gross proceeds of $360,000,000 (the “PIPE Financing”).

Closing of Forward Purchase Agreement and Backstop Agreement

On the Closing Date, the Company completed the issuance and sale of 20,000,000 New CCNB Class A Common Shares and 3,750,000 Forward Purchase Warrants to NBOKS for an aggregate purchase price of $200,000,000, in connection with that certain Forward Purchase Agreement dated August 4, 2020 (the “Forward Purchase Agreement”), as amended by that certain side letter entered into by New CCNB, CCNB and NBOKS (the “NBOKS Side Letter”).

On the Closing Date, NBOKS subscribed for 30,000,000 shares of New CCNB Class A Common Shares, for a purchase price of $10.00 per share and aggregate purchase price of $300,000,000, pursuant to that certain Backstop Facility Agreement dated November 16, 2020 (the “Backstop Agreement”), as amended by the NBOKS Side Letter.

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement

At the Closing, the Company entered into that certain Registration Rights Agreement with the Sponsor, the Independent Directors, Getty Investments, Koch Icon, certain equity holders of Getty Images and certain other parties identified therein (such persons, the “Holders”) (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Holders are entitled to certain piggyback registration rights and customary demand registration rights. The Registration Rights Agreement provides that the Company will, as soon as practicable, and in any event within 30 days after the Closing, file with the SEC a shelf registration statement. The Company will use its commercially reasonable efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the 90th day (or the 120th day if the Securities and Exchange Commission (the “SEC”) notifies the Company that it will “review” such shelf registration statement) following the filing deadline, in each case subject to the terms and conditions set forth therein; and the Company will not be subject to any form of monetary penalty for its failure to do so.

This summary is qualified in its entirety by reference to the text of Registration Rights Agreement, which is included as Exhibit 10.8 to this Current Report and is incorporated herein by reference.

Warrant Assumption Agreement

At Closing, American Stock Transfer & Trust Company, LLC, as successor to Continental Stock Transfer & Trust Company (the “Transfer Agent”), CCNB and the Company entered into the Warrant Assumption Agreement, pursuant to which, among other things, CCNB assigned to the Company all of CCNB’s right, title and interest in and to, and the Company assumed all of CCNB liabilities and obligations under the certain Warrant Agreement, dated as of August 4, 2020, between CCNB and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”). As a result, each Warrant automatically ceased to represent a right to acquire CCNB Class A Ordinary Shares and instead represents a right to acquire shares of Company Class A Common Stock pursuant to the terms and conditions of the Existing Warrant Agreement (as amended by the Warrant Assumption Agreement).

This summary is qualified in its entirety by reference to the text of Warrant Assumption Agreement, which is included as Exhibit 4.4 to this Current Report and is incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers following the Business Combination. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introductory Note above is incorporated by reference into this Item 2.01. The material terms and conditions of the Business Combination Agreement are described in the Proxy Statement in the section titled, “Shareholder Proposal 2: The Business Combination Proposal,” which is incorporated herein by reference.

The Business Combination Agreement and the Business Combination was approved by CCNB’s shareholders at a special meeting of CCNB’s shareholders held on July 19, 2022 (the “Special Meeting”). On July 22, 2022, the parties to the Business Combination Agreement consummated the Business Combination Agreement.

Prior to and in connection with the Special Meeting, holders of 82,291,689 shares of CCNB’s Class A Ordinary Shares sold in its initial public offering (“public shares”) exercised their right to redeem those shares for cash at a price of approximately $10.03 per share, for an aggregate of approximately $825.2 million. The per share redemption price of approximately $10.03 for public shareholders electing redemption was paid out of the Trust Account, which after taking into account the redemptions, had a balance immediately prior to the Closing of approximately $5,096,949.

Pursuant to the PIPE Subscription Agreements, the Permitted Equity Subscription Agreement and the Additional Getty Subscription Agreement, on the Closing Date, the Sponsor, Getty Investments and Multiply Group subscribed for and purchased, and CCNB and the Company issued and sold to such investors, an aggregate of 36,000,000 New CCNB Class A Common Shares for a purchase price of $10.00 per share, for aggregate gross proceeds of $360,000,000.

On the Closing Date, the Company completed the issuance and sale of 20,000,000 New CCNB Class A Common Shares and 3,750,000 Forward Purchase Warrants to NBOKS for an aggregate purchase price of $200,000,000, in connection with the Forward Purchase Agreement, as amended by the NBOKS Side Letter.

On the Closing Date, NBOKS subscribed for 30,000,000 shares of New CCNB Class A Common Shares, for a purchase price of $10.00 per share and aggregate purchase price of $300,000,000, pursuant to the Backstop Agreement, as amended by the NBOKS Side Letter.

The foregoing transactions resulted in aggregate gross proceeds to the Company of approximately $865,000,000. As a result of the Business Combination, the previously outstanding Getty Images Preferred Shares were retired in full through a combination of a cash payment of approximately $615,000,000 and a rollover of $150,000,000 in the form of 15,000,000 shares of Company Class A Common Stock. Following the consummation of the Business Combination, the Company expects to use approximately $275,000,000 of cash to repay a portion of its outstanding indebtedness (inclusive of any applicable prepayment premiums), which when combined with the retirement of the preferred shares, will result in a reduction of approximately $1,000,000,000 of balance sheet liabilities. The Company is currently evaluating which indebtedness it will repay, but has not yet made a determination. As of the Closing Date, the Company’s net leverage was 4.3x (based on the midpoint of the Company’s estimated FY 2022 Adjusted EBITDA of $315 million)1 as compared to the Company’s net leverage of 5.1x as of December 31, 2021. The Company plans to continue to prioritize additional debt repayments to further reduce its net leverage to approximately 2.5x to 3.0x over the next 24 to 36 months.

Immediately following the Closing, the issued share capital of the Company consisted of 319,007,226 Company Class A Common Stock, 2,570,000 Series B-1 common stock, par value $0.0001 per share, 2,570,000 Series B-2 common stock, par value $0.0001 (together with the Series B-1 common stock, “Company Class B Common Stock”), and 43,009,980 warrants, representing the right to acquire shares of Company Class A Common Stock (“Company Warrants”).

The Company Class A Common Stock and Company Warrants commenced trading on New York Stock Exchange (“NYSE”) under the ticker symbol “GETY” and “GETY WS,” respectively on July 25, 2022.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company after the consummation of the Business Combination and the transactions contemplated by the Business Combination Agreement (the “Post-Combination Company”), unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts.

1 EBITDA is a non-GAAP measure defined as earnings before debt-related costs, including interest expense and interest income, provision for taxes, depreciation and amortization and Adjusted EBITDA means EBITDA adjusted to exclude certain items of significant or unusual nature, including stock-based compensation. We believe adjusted EBITDA and EBITDA are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most comparable GAAP financial measures. We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measure, is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculation and the U.S. GAAP measures may be materially different than the non-GAAP measures.

These forward-looking statements are based on the Company’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report on Form 8-K, word such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the inability of Getty Images to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs;

•	Getty Images’ ability to attract new customers and retain and motivate an increase in spending by its existing customers;

•	the user experience of Getty Images’ customers on its website;

•	the extent to which Getty Images is able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by its staff of in-house photographers;

•	the mix of and basis upon which Getty Images licenses its content, including the price-points at, and the license models and purchase options through, which Getty Images licenses its content;

•	the risk that Getty Images operates in a highly competitive market;

•	the risk that Getty Images is unable to successfully execute its business strategy;

•	the inability of Getty Images to effectively manage its growth;

•	the risk that Getty Images may lose the right to use “Getty Images” trademarks;

•	the inability to evaluate Getty Images’ future prospects and challenges due to evolving markets and customers’ industries;

•	the risk that Getty Images’ operation in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks;

•	the inability to expand Getty Images’ operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services;

•	the loss of and inability to attract and retain key personnel that could negatively impact Getty Images’ business growth;

•	the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights;

•	Getty Images’ reliance on third parties;

•	the risk that an increase in government regulation of the industries and markets in which Getty Images operates could negatively impact Getty Images’ business;

•	the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, devaluation and significant political or civil disturbances in international markets where Getty Images conducts business;

•	the risk that claims, lawsuits and other proceedings that have been, or may be, instituted against Getty Images or CCNB could adversely affect Getty Images’ business;

•	the risk that the market price of the Company’s securities may decline;

•	the inability to predict the effect that the Company’s multi-class structure may have on the market price of the Company Class A Common Stock;

•	the risk that the COVID-19 pandemic and efforts to reduce its spread impacts Getty Images’ business, financial condition, cash flows and operation results more significantly than currently expected;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company following the Closing to grow its business and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable Laws or regulations; and

•	the possibility that Getty Images may be adversely affected by other economic, business, and/or competitive factors.

While forward-looking statements reflect the Company’s good faith belief, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in this Current Report on Form 8-K. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

The forward-looking statements contained in this Current Report on Form 8-K and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond the Company’s control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Proxy Statement in the section titled “Risk Factors,” which are incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement in the section titled “Information About Getty Images” beginning on page 243 of the Proxy Statement, and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business and operations and the Business Combination are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 71 of the Proxy Statement, and are incorporated herein by reference.

Financial Information

Historical Audited Annual Consolidated Financial Statements

The selected historical consolidated financial and operating data for each of the two years ended December 31, 2021 and 2020, and the selected consolidated balance sheet as of December 31, 2021 and 2020 for Getty Images are set forth in the Proxy Statement and are incorporated herein by reference.

Unaudited Consolidated Financial Statements

The unaudited consolidated financial statements as of March 31, 2022 and December 31, 2021 and for the three months ended March 31, 2022 of Getty Images included in the Proxy Statement and incorporated by reference hereto have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the Commission. The unaudited financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of Getty Images’ financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

These unaudited consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements of Getty Images as of and for the years ended December 31, 2021 and 2020, and the related notes included in the Proxy Statement and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein and incorporated by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2021 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Getty Images prior to the Business Combination is included in the Proxy Statement in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Getty Images” beginning on page 259 of the Proxy Statement, which is incorporated herein by reference.

Properties

The facilities of the Company are described in the Proxy Statement in the section entitled “Information About Getty Images—Locations and Facilities” on page 255 and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company upon the Closing by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company upon the Closing;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group upon the Closing.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Company Class A Common Stock beneficially owned by them. To our knowledge, no shares of Common Stock beneficially owned by any executive officer or director have been pledged as security.

Name of Beneficial Owners
Directors and Executive Officers of the Post-Combination Company After Consummation of the Business Combination	Number of Shares	%
Mark Getty(1)	10,379,740	3.3%
Patrick Maxwell	—	—
Hilary Schneider(2)	133,235	*
Craig Peters(3)	4,727,881	1.5%
Brett Watson	—	—
Chinh E. Chu(4)	—	—
Michael Harris	—	—
Jonathan Klein(5)	2,884,334	*
James Quella(6)	32,000	*
Mikael Cho(7)	639,523	*
Grant Farhall(8)	454,621	*
Gene Foca(9)	1,678,749	*
Nate Gandert(10)	1,665,835	*
Kjelti Kellough(11)	575,717	*
Jennifer Leyden(12)	115,468	*
Ken Mainardis(13)	1,141,814	*
Peter Orlowsky(14)	635,915	*
Andrew Saunders(15)	701,820	*
Lizanne Vaughan(16)	610,990	*
All directors and executive officers as a group	26,345,642	7.9%
Five Percent Holders of New CCNB
The Getty Family(17)	152,936,145	47.9%
Koch Icon Investments, LLC (18)	65,935,749	20.7%
NBOKS(19)	53,750,000	16.7%
CC Neuberger Principal Holdings II Sponsor LLC(20)	31,349,488	9.8%

______________________

*       Less than one percent.

(1)	Interests shown consist of (i) 6,061,038 shares of Getty Images Holdings, Inc. Class A Common Stock held by Mark Getty and (ii) (a) 3,957,803 shares of Getty Images Holdings, Inc. Class A Common Stock to be held by The October 1993 Trust and (b) 360,899 shares of Getty Images Holdings, Inc. Class A Common Stock held by The Options Settlement, which Mr. Getty may be deemed to beneficially own by virtue of his indirect ownership in such entities. This number does not include (i) 124,056,405 shares of Getty Images Holdings, Inc. Class A Common Stock held by Getty Investments, (ii) 18,500,000 shares of Getty Images Holdings, Inc. Class A Common Stock issued to Getty Investments in connection with the PIPE Financing, (iii) 35,470,100 Earn-Out Shares, subject to vesting restrictions described in the Business Combination Agreement (the “Earn-Out Shares”) held by Getty Investments LLC, (iv) 1,131,612 Earn-Out Shares held by The October 1993 Trust, (v) 1,732,967 Earn-Out Shares held by Mark Getty or (vi) 103,188 Earn-Out Shares held by The Options Settlement. Mr. Getty is one of three directors of Getty Investments (the other two directors being Pierre du Preez and Jan Moehl) and therefore he may be deemed to share voting and investment power over the shares held by Getty Investments. The Cheyne Walk Trust is the sole owner of Cheyne Walk Master Fund 2 LP, which is the majority owner of Getty Investments, and the Cheyne Walk Trust may be deemed to have indirect beneficial ownership of the Getty Investments 142,556,405 shares of Getty Images Holdings, Inc.

(2)	Interests shown consist of 133,235 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable within 60 days of Closing.

(3)	Interests shown consist of (i) 16,432 shares of Getty Images Holdings, Inc. Class A Common Stock held directly by Mr. Peters and (ii) 4,711,449 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable within 60 days of Closing. This number does not include 4,698 Earn-Out Shares held by Mr. Peters.

(4)	Does not include any shares indirectly owned by this individual as a result of his partnership interest in the Sponsor or its affiliates.

(5)	Interests shown consist of (i) (a) 2,124,672 shares of Getty Images Holdings, Inc. Class A Common Stock held directly by Mr. Klein and (b) 401,631 shares held by Aston Aladmax LLC, which Mr. Klein may be deemed to beneficially own, and (ii) 358,031 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable within 60 days of Closing.

(6)	Interest shown consist of 32,000 shares of Getty Images Holdings, Inc. Class A Common Stock held directly by Mr. Quella (excluding 4,000 shares of Getty Images Holdings, Inc. Series B-1 Common Stock and 4,000 shares of Getty Images Holdings, Inc. Series B-2 Common Stock, which are each convertible into shares of Getty Images Holdings, Inc. Class A Common Stock upon meeting certain vesting criteria).

(7)	Interest shown consists of 639,523 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable within 60 days of Closing.

(8)	Interest shown consists of 454,621 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable within 60 days of Closing.

(9)	Interest shown consists of 1,678,749 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable within 60 days of Closing.

(10)	Interest shown consists of 1,665,835 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable within 60 days of Closing.

(11)	Interest shown here consist of (i) 4,886 shares of Getty Images Holdings, Inc. Class A Common Stock held directly by Ms. Kellough and (ii) 570,831 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable upon 60 days of Closing. This number does not include 1,397 Earn-Out Shares held by Ms. Kellough.

(12)	Interest shown consists of 115,468 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable within 60 days of Closing.

(13)	Interest shown consists of 1,141,814 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable within 60 days of Closing.

(14)	Interest shown here consist of (i) 3,054 shares of Getty Images Holdings, Inc. Class A Common Stock held directly by Mr. Orlowsky and (ii) 632,861 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable upon 60 days of Closing. This number does not include 873 Earn-Out Shares held by Mr. Orlowsky.

(15)	Interest shown here consist of (i) 18,325 shares of Getty Images Holdings, Inc. Class A Common Stock held directly by Mr. Saunders and (b) 683,495 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable upon 60 days of Closing. This number does not include 5,239 Earn-Out Shares held by Mr. Saunders.

(16)	Interest shown here consist of (i) 6,108 shares of Getty Images Holdings, Inc. Class A Common Stock held directly by Ms. Vaughan and (ii) 604,882 shares of Getty Images Holdings, Inc. Class A Common Stock subject to outstanding options which are exercisable upon 60 days of Closing. This number does not include 1,746 Earn-Out Shares held by Ms. Vaughn.

(17)	Interests shown consist of (i) 142,556,405 shares of Getty Images Holdings, Inc. Class A Common Stock held by Getty Investments, (ii) 3,957,803 shares of Getty Images Holdings, Inc. Class A Common Stock held by The October 1993 Trust, (iii) 360,899 shares of Getty Images Holdings, Inc. Class A Common Stock held by The Options Settlement, and (iv) 6,061,038 shares of Getty Images Holdings, Inc. Class A Common Stock held by Mark Getty. This number does not include (i) 35,470,100 Earn-Out Shares held by Getty Investments LLC, (ii) 1,131,612 Earn-Out Shares held by The October 1993 Trust, (iii) 1,732,967 Earn-Out Shares held by Mark Getty or (iv) 103,188 Earn-Out Shares held by The Options Settlement. The Cheyne Walk Trust is the sole owner of Cheyne Walk Master Fund 2 LP, which is the majority owner of Getty Investments, and the Cheyne Walk Trust may be deemed to have indirect beneficial ownership of the Getty Investments 142,556,405 shares of the Post-Combination Company.

(18)	Interests shown consist of 50,935,749 shares of Getty Images Holdings, Inc. Class A Common Stock held by Wood River Capital, LLC as the nominee of Koch Icon Investments, LLC and 15,000,000 shares of Getty Images Holdings, Inc. Class A Common Stock in consideration for Koch Icon LLC’s exchange of its preferred liquidation preference for shares of Getty Images Holdings, Inc. Class A Common Stock. This number does not include 14,563,505 Earn-Out Shares.

(19)	Represents shares held by NBOKS. Interests shown consist of (i) 20,000,000 shares of Getty Images Holdings, Inc. Class A Common Stock purchased in connection with the Forward Purchase Agreement, (ii) 30,000,000 shares of Getty Images Holdings, Inc. Class A Common Stock purchased in connection with the Backstop Agreement, and (iii) 3,750,000 Forward Purchase Warrants, which are exercisable into shares of Getty Images Holdings, Inc. Class A Common Stock within 60 days of Closing. This number does not include any shares indirectly owned by NBOKS, as a result of its interest in CC Neuberger Principal Holdings II Sponsor LLC or its affiliates.

(20)	Represents shares held by CC Neuberger Principal Holdings II Sponsor LLC which is jointly controlled by CCNB Sponsor 2 Holdings LLC and NBOKS. Interests shown consists of (i) 20,464,000 shares of Getty Images Holdings, Inc. Class A Common Stock (excluding 2,558,000 shares of Getty Images Holdings, Inc. Series B-1 Common Stock and 2,558,000 shares of New CCNB Series B-2 Common Stock, which are each convertible into shares of New CCNB Class A Common Stock upon meeting certain vesting criteria), (ii) 10,000,000 shares of Getty Images Holdings, Inc. Class A Common Stock purchased in connection with the PIPE Financing, and (iii) 885,488 private placement warrants, which are exercisable into shares of Getty Images Holdings, Inc. Class A Common Stock within 60 days of Closing. The reported amount excludes 17,674,511 private placement warrants that are subject to a conversion blocker which operates to prevent CC Neuberger Principal Holdings II Sponsor LLC's beneficial ownership from exceeding 9.8%.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing are described in the Proxy Statement in the section titled “Management of New CCNB Following the Closing” beginning on page 299 and that information is incorporated herein by reference.

Board Composition

On July 22, 2022, Mark Getty, James Quella, Patrick Maxwell, Chinh Chu, Brett Watson, Michael Harris, Jonathan Klein, Hilary Schneider and Craig Peters were appointed to serve as directors on the board of directors of the Company (the “Board” or the “Company Board”) effective immediately following the Closing.

In addition, James Quella and Patrick Maxwell were appointed to serve as Class I directors, with terms expiring at the Company’s first annual meeting of stockholders following the Closing; Mark Getty, Brett Watson and Chinh Chu were appointed to serve as a Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Michael Harris, Jonathan Klein, Hilary Schneider and Craig Peters were appointed to serve as a Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. The size of the Board is nine members. Biographical information for these individuals is set forth in the Proxy Statement in the section titled “Management of New CCNB Following the Closing” which information is incorporated herein by reference.

Director Independence

The Board has determined that each of the directors on the Company Board (other than Craig Peters and Mark Getty) are independent as defined under the listing standards of NYSE.

Committees of the Board of Directors

Effective upon the Closing, the standing committees of the Board consist of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Upon the Closing, the Board appointed Hilary Schneider, Jonathan Klein and James Quella to serve on the Audit Committee. The Board appointed Brett Watson, Chinh Chu and Hilary Schneider to serve on the Compensation Committee. The Board appointed Mike Harris and Patrick Maxwell to serve on the Nominating and Corporate Governance Committee.

Executive Officers

Effective as of the Closing, each of Chinh Chu (Chief Executive Officer), Matthew Skurbe (Chief Financial Officer), Jason Giordano (Executive Vice President, Corporate Development) and Douglas Newton (Executive Vice President, Corporate Development) resigned from their respective positions in CCNB. Effective as of the Closing, the Board appointed: Mark Getty to serve as Chairman of the Board; Craig Peters to serve as Chief Executive Officer; Mikael Cho to serve as Senior Vice President, CEO, Unsplash; Grant Farhall to serve as Senior Vice President, Chief Product Officer; Gene Foca to serve as Senior Vice President, Chief Marketing Officer; Nate Gandert to serve as Senior Vice President, Chief Technology Officer; Kjelti Kellough to serve as Senior Vice President, General Counsel and Secretary; Jennifer Leyden to serve as Senior Vice President, Chief Financial Officer; Ken Mainardis to serve as Senior Vice President, Global Content; Peter Orlowsky to serve as Senior Vice President, Strategic Development; Andrew Saunders to serve as Senior Vice President, Creative Content and Lizanne Vaughan to serve as Senior Vice President, Chief People Officer. Biographical information for these individuals is set forth in the Proxy Statement in the section titled “Management of New CCNB Following the Closing” which information is incorporated herein by reference.

Director Compensation

As of the date of this Current Report on Form 8-K, the compensation arrangements for the Board have not been determined. Any such arrangement will be reviewed and approved by the Compensation Committee of the Company and will be publicly disclosed by the Company when such arrangements are approved.

Executive Compensation

The compensation of the Getty Images’ named Executive Officers as of December 31, 2021 is described in the Proxy Statement in the section titled “Executive Compensation of Getty Images” beginning on page 281 and that information is incorporated herein by reference. Actual compensation programs that the Company adopts may differ materially from the pre-Business Combination programs summarized or referred to in the aforementioned section.

Certain Relationships and Related Transactions

This section should be read in conjunction with the information included in the Proxy Statement in the section titled “Certain Relationships and Related Person Transactions” beginning on page 331 of the Proxy Statement, which is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings of the Company in the section of the Proxy Statement titled “Information about Getty Images—Legal Proceedings” on page 258 of the Proxy Statement and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing, CCNB’s publicly traded Class A Ordinary Shares, public warrants and units were listed on NYSE under the symbols “PRPB,” “PRPB WS” and “PRPB.U,” respectively. Upon the Closing, the Company’s Class A Common Stock and public warrants were listed on NYSE under the symbols “GETY” and “GETY WS,” respectively. The Company’s publicly traded units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from NYSE.

The Company has not paid any cash dividends on shares of its Class A Common Stock to date. The payment of any cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement in the section titled “Description of New CCNB Securities” beginning on page 311 and is incorporated herein by reference.

Indemnification of Directors and Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement in the section titled “Description of New CCNB Securities—Limitations of Liability and Indemnification” beginning on page 320 which information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing; Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference.

On July 22, 2022, in connection with the consummation of the Business Combination, the Company notified NYSE that the Business Combination had become effective and requested that NYSE (i) suspend trading of the CCNB ordinary shares effective as of the close of trading on the Closing Date and (ii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist CCNB’s ordinary shares, warrants and units under Section 12(b) of the Exchange Act. CCNB intends to file a certification on Form 15 with the SEC in order to complete the deregistration of CCNB’s securities and suspend CCNB’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02. Unregistered Sale of Equity Securities

The disclosure set forth above in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of New CCNB Class A Common Stock issued in connection with the Business Combination, the PIPE Financing, the Backstop Agreement and the Forward Purchase Agreement, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) thereof. In addition, the shares of Company Class A Common Stock issued to the Getty Images’ stockholders that delivered a written consent to approve the Business Combination Agreement in connection with the execution of the Business Combination Agreement were issued in a private placement.

The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 3.03. Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Items 1.01, 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)       Dismissal of independent registered public accounting firm

On July 28, 2022, the Audit Committee of the Board approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the independent auditor of CCNB effective immediately after the filing of the Company’s Form 10-Q for the second quarter ended June 30, 2022 (the “Auditor Change Effective Date”).

Withum’s report for the year ended December 31, 2021 and for the period from May 12, 2020 (inception) through December 31, 2020 included an explanatory paragraph stating that in connection with CCNB’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements – Going Concern,” CCNB’s management had determined that the liquidity condition and date for mandatory liquidation and subsequent dissolution raised substantial doubt about CCNB’s ability to continue as a going concern.

Withum’s report for the year ended December 31, 2021 and for the period from May 12, 2020 (inception) through December 31, 2020 also expressed an adverse opinion on CCNB’s internal control over financial reporting based on CCNB’s management concluding that CCNB’s internal control over financial reporting was not effective as of December 31, 2021. CCNB’s management has concluded that its control around the interpretation and accounting for certain equity and equity-linked financial instruments issued by CCNB was not effectively designed or maintained.

Except as noted above, during the period from May 12, 2020 (inception) through December 31, 2021, and the subsequent interim periods through July 28, 2022, there were no (1) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Except as noted above, during the period from May 12, 2020 (inception) through December 31, 2021, and through July 28, 2022, neither CCNB nor anyone on CCNB’s behalf consulted with Withum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on CCNB’s financial statements, and no written report or oral advice was provided to CCNB by Withum that Withum concluded was an important factor considered by CCNB in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Withum with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that Withum furnish a letter addressed to the SEC, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

(b)       Engagement of new independent registered public accounting firm

On July 28, 2022, the Audit Committee of the Board approved the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. The Company’s appointment of EY will become effective as of the Auditor Change Effective Date. EY served as the independent registered public accounting firm of Griffey Global Holdings, Inc., referred to in this Current Report as “Getty Images,” prior to the Business Combination.

Item 5.01. Changes in Control of Registrant.

The disclosure set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the titled, “Directors and Executive Officers,” “Director Compensation” and “Executive Compensation” is incorporated by reference in this Item 5.02.

2022 Earn Out Plan Summary

On July 21, 2022, following the Statutory Conversion, the New CCNB Board approved, and CCNB (as the then-sole shareholder of New CCNB) approved, the Getty Images Holdings, Inc. 2022 Earn Out Plan (the “Earn Out Plan”). The purposes of the Earn Out Plan are to attract and retain personnel for positions with the Company and its subsidiaries, to provide additional incentive to employees, directors and consultants chosen to participate in the Earn Out Plan and to promote the success of the Company. The principal features of the 2022 Plan are summarized in the Proxy Statement in the section titled “Executive Compensation of Getty Images—2022 Earn Out Plan Summary” beginning on page 289 which information is incorporated herein by reference. This summary is qualified in its entirety by reference to the text of the Earn Out Plan, which is included as Exhibit 10.10 to this Current Report and is incorporated herein by reference.

2022 Employee Stock Purchase Plan Summary

On July 21, 2022, following the Statutory Conversion, the New CCNB Board approved, and CCNB (as the then-sole shareholder of New CCNB) approved, the Getty Images Holdings, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to allow eligible employees and eligible service providers of the Company the opportunity to purchase common stock of the Company, which we believe is critical for attracting, motivating, rewarding and retaining a talented team who will contribute to the Company’s success. The principal features of the 2022 Plan are summarized in the Proxy Statement in the section titled “Executive Compensation of Getty Images—2022 Employee Stock Purchase Plan Summary” beginning on page 290 which information is incorporated herein by reference. This summary is qualified in its entirety by reference to the text of the ESPP, which is included as Exhibit 10.11 to this Current Report and is incorporated herein by reference.

2022 Equity Incentive Plan Summary

On July 21, 2022, following the Statutory Conversion, the New CCNB Board approved, and CCNB (as the then-sole shareholder of New CCNB) approved, the Getty Images Holdings, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The purpose of the 2022 Plan is to align the interests of eligible participants with New CCNB’s stockholders by providing incentive compensation tied to New CCNB’s performance. The intent of the 2022 Plan is to advance New CCNB’s interests and increase stockholder value by attracting, retaining and motivating key personnel. The principal features of the 2022 Plan are summarized in the Proxy Statement in the section titled “Executive Compensation of Getty Images—2022 Equity Incentive Plan Summary” beginning on page 294 which information is incorporated herein by reference. This summary is qualified in its entirety by reference to the text of the 2022 Plan, which is included as Exhibit 10.12 to this Current Report and is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Statutory Conversion, New CCNB statutorily converted from a Delaware limited liability company to a Delaware corporation with a certificate of incorporation in the form of the New CCNB Pre-Closing Certificate of Incorporation, which provides for, among other things, two classes of common stock in a manner consistent with the articles of incorporation of CCNB prior to the Statutory Conversion.

With effect from the Domestication Merger, the rights of stockholders are governed by Delaware law, including the DGCL, rather than by the laws of the Cayman Islands. Certain differences exist between the DGCL and the Cayman Islands Companies Act that will alter certain of the rights of shareholders and affect the powers of the New CCNB Board and management following the Domestication Merger. The material differences in corporate law between Delaware state law and Cayman Islands law are summarized in the Proxy Statement in the section titled “Comparison of Corporate Governance and Shareholder Rights—Comparison of Shareholder Rights under Applicable Corporate Law” beginning on page 322 which information is incorporated herein by reference.

On the Closing Date, the Company amended and restated its certificate of incorporation in the form of the New CCNB Post-Closing Certificate of Incorporation and adopted the New CCNB Post-Closing Bylaws (the “Company Organizational Documents”), which differ in certain material respects from the Existing Organizational Documents of CCNB (prior to the Statutory Conversion) and the New CCNB Pre-Closing Certificate of Incorporation and New CCNB Pre-Closing Bylaws (following the Statutory Conversion and applicable to the existing CCNB Shareholders following the Domestication Merger and prior to the Closing). The material differences between the Existing Organizational Documents of CCNB and the Company Organizational Documents are summarized in the Proxy Statement in the section titled “Comparison of Corporate Governance and Shareholder Rights—Comparison of Shareholder Rights under the Applicable Organizational Documents” beginning on page 324 which information is incorporated herein by reference.

The amended and restated certificate of incorporation and bylaws of the Company are attached as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Business Ethics, or Waiver of a Provision of the Code of Business Ethics.

In connection with the Business Combination, on July 22, 2022, the Company adopted a new Code of Business Ethics (the “Code”) applicable to its directors, executive officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that complies with the rules and regulations of the NYSE. The Code codifies the business and ethical principles that govern all aspects of the Company’s business. The Company’s adoption of the new Code effectively amends CCNB and New CCNB’s previous Code and does not result in any waiver, explicit or implicit, of any provision of the previous Code.

This summary is qualified in its entirety by reference to the text of the Code, which is posted on our website at www.investors.gettyimages.com and attached to this Current Report on Form 8-K as Exhibit 14.1 and incorporated by reference into this Item 5.05.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of a “Business Combination” as required by the Existing Organizational Documents of CCNB, as in effect immediately prior to the Closing, the Company ceased to be a shell company upon the Closing. A description of the Business Combination and the terms of the Business Combination Agreement are included in the Proxy Statement in the sections titled “Questions and Answers About the Proposals for Shareholders” and “Shareholder Proposal 2: The Business Combination Proposal” beginning on pages 44 and 135, respectively, which is incorporated herein by reference.

Item 8.01. Other Events.

On July 22, 2022, the Company issued a press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The selected historical consolidated financial and operating data for each of the two years ended December 31, 2021 and 2020, and the selected consolidated balance sheet as of December 31, 2021 and 2020 for the Getty Images are set forth in the Proxy Statement beginning on page F-70 and are incorporated herein by reference.

The unaudited consolidated financial statements as of March 31, 2022 and December 31, 2021 and for the three months ended March 31, 2022 of Getty Images included in the Proxy Statement beginning on page F-52 and incorporated by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2021 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(d)       Exhibits.

Exhibit No.	Description
2.1†	Business Combination Agreement by and among CC Neuberger Principal holdings II, Griffey Global Holdings, Inc. and the other parties thereto, dated as of December 9, 2021 (incorporated by reference to Exhibit 2.1 to Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated By-laws of the Company.
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to Vector Holding LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
4.3	Existing Warrant Agreement by and between CC Neuberger Principal Holdings II and Continental Stock Transfer & Trust Company, as warrant agent, dated August 4, 2020 (incorporated by reference to Exhibit 4.1 of CC Neuberger Principal Holding II’s Current Report on Form 8-K , filed with the SEC on August 4, 2020).
4.4	Warrant Assumption Agreement among Continental Stock Transfer and Trust Company, American Stock Transfer & Trust Company, LLC, CC Neuberger Principal Holdings II and Vector Holdings, LLC, dated as of the Closing Date.
10.1	Forward Purchase Agreement by and between CC Neuberger Principal Holdings II and Neuberger Berman Opportunistic Capital Solutions Master Fund LP, dated August 4, 2020 (incorporated by reference to Exhibit 10.6 of CC Neuberger Principal Holdings II’s Form 8-K, filed with the SEC on August 4, 2020).

10.2	Side Letter to the Forward Purchase Agreement and Backstop Agreement by and between CC Neuberger Principal Holdings II, and Neuberger Berman Opportunistic Capital Solutions Master Fund L.P., dated as of December 9, 2021 (incorporated by reference to Exhibit 10.2 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
10.3	Sponsor Side Letter by and among CC Neuberger Principal Holdings II Sponsor, LLC, Joel Alsfine, James Quella, Jonathan Gear, CC NB Sponsor 2 Holdings LLC, Neuberger Berman Opportunistic Capital Solutions Master Fund LP, CC Neuberger Principal Holdings II, Vector Holding, LLC and Griffey Global Holdings, Inc., dated as of December 9, 2021 (incorporated by reference to Exhibit 10.3 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
10.4	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.4 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
10.5	Form of Permitted Equity Subscription Agreement (incorporated by reference to Exhibit 10.5 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
10.6	Backstop Facility Agreement by and between CC Neuberger Principal Holdings II, and Neuberger Berman Opportunistic Capital Solutions Master Fund LP, dated as of November 16, 2020 (incorporated by reference to Exhibit 10.6 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
10.7	Stockholders Agreement by and among Vector Holding, LLC, CC Neuberger Principal Holdings II Sponsor LLC, the equityholders of CC Neuberger Principal Holdings II Sponsor LLC, certain equityholders of Griffey Global Holdings, Inc. and certain other parties thereto, dated as of December 9, 2021 (incorporated by reference to Exhibit 10.7 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
10.8	Registration Rights Agreement, by and among Getty Images Holdings, Inc., CC Neuberger Principal Holdings II, the Independent Directors (as defined therein), Getty Investments L.L.C., Koch Icon Investments, LLC and certain equity holders of Getty Images, dated as of the Closing Date.
10.9	Form of Indemnification Agreement.
10.10	Getty Images Holdings, Inc. Earn Out Plan dated as of July 21, 2022.
10.11	2022 Employee Stock Purchase Plan dated as of July 21, 2022.
10.12	2022 Equity Incentive Plan dated as of July 21, 2022.
10.13	Employment Agreement with Craig Peters dated July 1, 2015, as amended on January 27, 2017, November 3, 2017, January 1, 2019, April 1, 2020 and October 1, 2020 (incorporated by reference to Exhibit 10.11 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).

10.14	Employment Agreement with Milena Alberti-Perez dated December 9, 2020 (incorporated by reference to Exhibit 10.12 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
10.15	Employment Agreement with Nathaniel Gandert dated June 1, 2016, as amended on April 1, 2020 and October 1, 2020 (incorporated by reference to Exhibit 10.13 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
10.16	Restated Option Agreement, by and among Griffey Investors, L.P., Getty Images, Inc., Getty Investments, L.L.C. and certain other parties, dated February 9, 1998, as amended on February 9, 1998, February 24, 2008, August 14, 2012, and December 9, 2021 (incorporated by reference to Exhibit 10.15 of Vector Holding, LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
14.1	Code of Business Ethics.
16.1	Letter from WithumSmith+Brown, PC.
21.1	List of Subsidiaries of Getty Images Holdings, Inc. (incorporated by reference to Exhibit 21.1 to Vector Holding LLC’s Registration Statement on Form S-4, filed with the SEC on June 29, 2022).
99.1	Press Release announcing the completion of the business combination with CC Neuberger Principal Holdings II, dated as of July 22, 2022.
99.2	Unaudited pro forma condensed combined financial information of Getty Images Holdings, Inc. as of and for the year ended December 31, 2021 and as of and for the three months ended March 31, 2022.

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2022

GETTY IMAGES HOLDINGS, INC.

By:	/s/ Kjelti Kellough
Name:	Kjelti Kellough
Title:	Senior Vice President, General Counsel, and Corporate Secretary